Exhibit 3.2

Certificate of Amendment

of the

Fifth Amended and Restated

Certificate of Incorporation

of

Visa Inc.

Visa Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:

1.        The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 25, 2007 (the “Original Certificate of Incorporation”) and an Amendment to the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 28, 2007 (the “Amendment to the Certificate of Incorporation,” and together with the Original Certificate of Incorporation, the “Initial Certificate of Incorporation”).

2.        The Initial Certificate of Incorporation was amended and restated and an Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 1, 2007 (the “First Amended and Restated Certificate of Incorporation”), further amended and restated by an Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on February 11, 2008 (the “Second Amended and Restated Certificate of Incorporation”), further amended and restated by an Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on March 7, 2008 (the “Third Amended and Restated Certificate of Incorporation”), further amended and restated by an Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on October 14, 2008 (the “Fourth Amended and Restated Certificate of Incorporation”), further amended and restated by an Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on December 16, 2008 (the “Fifth Amended and Restated Certificate of Incorporation”), corrected by a Certificate of Correction of the Fifth Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on July 30, 2009, and further amended by a Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on January 27, 2011.

3.        Pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), this Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation (this “Certificate of Amendment”) has been duly adopted in accordance therewith, and amends the Fifth Amended and Restated Certificate of Incorporation as follows:

A.        Section 5.1(d) of Article V of the Fifth Amended and Restated Certificate of Incorporation shall be deleted in its entirety and the following paragraph shall be substituted in lieu thereof:

Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation of Visa Inc. Filed with the State of Delaware on January 27, 2011.	1

(d)        From and after the day of the annual meeting of the Corporation occurring in the calendar year 2011, the Board shall consist, subject to this Certificate of Incorporation and the By-Laws, of such number of directors as shall from time to time be fixed exclusively by resolution adopted by the affirmative vote of the majority of the Board; provided, however, that at least fifty-eight percent (58%) of the Board shall at all times be comprised of Independent Directors.

* * * * *

Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation of Visa Inc. Filed with the State of Delaware on January 27, 2011.	2

IN WITNESS WHEREOF, this Certificate of Amendment has been signed by a duly authorized officer of the Corporation this 27 day of January, 2011.

VISA INC.

By:	/s/ Ariela St. Pierre

Name:	Ariela St. Pierre

Title:	Corporate Secretary

Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation of Visa Inc. Filed with the State of Delaware on January 27, 2011.	3